EXHIBIT 4.4

SECOND SUPPLEMENTAL INDENTURE
THIS SECOND SUPPLEMENTAL INDENTURE, dated as of [            ], 2013 (this “Supplemental Indenture”), among U.S. CONCRETE, INC., a Delaware corporation (the “Issuer”), the Guarantors party hereto and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) and as Noteholder Collateral Agent (the “Noteholder Collateral Agent”), to the Indenture, dated as of August 31, 2010, by and among the Issuer, the subsidiaries of the Issuer party thereto as Guarantors and the Trustee, as amended by that certain Supplemental Indenture, dated as of October 30, 2012 (the “Indenture”). Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
WHEREAS, the Issuer and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of the Issuer’s 9.5% Convertible Secured Notes due 2015 (the “Notes”);
WHEREAS, there are now outstanding under the Indenture, Notes in the aggregate principal amount of $55,000,000;
WHEREAS, Section 11.02(a) of the Indenture provides that the Issuer and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, may amend or supplement the Indenture, which may include consents obtained in connection with a tender offer or exchange offer for Notes;
WHEREAS, pursuant to Section 11.02(b) of the Indenture, no amendment may release all or substantially all of the Collateral from the Liens securing the Notes without the consent of the Holders of at least 66-2/3% in principal amount of the Notes then outstanding (the “Requisite Consents”);
WHEREAS, pursuant to Section 11.02(b)(iii) of the Indenture, without the consent of each Holder affected, no amendment may reduce any amounts payable upon any Fundamental Change of Control or change the date on, or the circumstances under, which any Notes are subject to purchase (other than provisions of Article Three and Section 6.11, except that if a Fundamental Change of Control has occurred, no such amendment may be made without the consent of each Holder of the Notes affected);
WHEREAS, the Issuer hereby represents and warrants that no Fundamental Change of Control has occurred;
WHEREAS, the Issuer has offered (the “Offer”) to exchange all of the outstanding Notes for new debt securities upon the terms and subject to the conditions set forth in the Prospectus dated [February 5, 2013], as the same may be amended, supplemented or modified (the “Prospectus”);
WHEREAS, the Issuer has received and delivered to the Trustee the Requisite Consents to effect the proposed amendments to the Indenture described in the Prospectus;

WHEREAS, the Issuer and the Guarantors have been authorized by resolutions of their respective governing bodies to enter into this Supplemental Indenture and have requested that the Trustee join them in the execution of this Supplemental Indenture; and
WHEREAS, all other acts and proceedings required by law and by the Indenture to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Issuer, the Guarantors and the Trustee hereby agree as follows:
ARTICLE I
AMENDMENTS TO INDENTURE
Section 1.01    Amendments to Indenture. Upon execution and delivery hereof by the Trustee, the Noteholder Collateral Agent, the Issuer and the Guarantors (the “Effective Time”) (without further act by any Person):
(a)the Indenture shall be amended by deleting the following provisions, and the Issuer and the Guarantors shall be released from their obligations under such provisions of the Indenture: Article Three (Purchase at Option of Holders Upon a Fundamental Change of Control); Section 5.12 (Notice to Holders Prior to Certain Actions); Section 6.03 (Corporate Existence); Section 6.04 (Payment of Taxes); Section 6.05 (Maintenance of Properties); Section 6.06 (Compliance Certificate; Notice of Default); Section 6.07 (Waiver of Stay, Extension or Usury Laws); Section 6.08 (Limitations on Additional Indebtedness); Section 6.09 (Limitations on Restricted Payments); Section 6.10 (Limitations on Liens); Section 6.11 (Limitations on Asset Sales); Section 6.12 (Limitations on Transactions with Affiliates); Section 6.13 (Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries); Section 6.14 (Additional Note Guarantees); Section 6.15 (Further Assurances); Section 6.16 (Reports to Holders); Section 6.17 (Limitations on Designation of Unrestricted Subsidiaries); Section 6.19 (Information Regarding Collateral); Section 6.20 (Impairment of Security Interest); Section 6.21 (Insurance); Section 6.22 (Consolidated Secured Debt Ratio); Article Seven (Successor Corporation); and, other than Sections 12.10 (Noteholder Collateral Agent), 12.11 (Compensation and Indemnity), 12.12 (Intercreditor Agreement, Collateral Agreement and Other Security Documents), Article Twelve (Security Documents);
(b)failure to comply with the terms of any of the foregoing provisions of the Indenture at any time from and after the Issue Date shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture;
(c)Section 1.01 of the Indenture shall be amended by deleting the words “JPMorgan Chase Bank, N.A.” in the definition of “Bank Collateral Agent” in their entirety and replacing them with the words “Bank of America, N.A.”;

(d)Section 1.01 of the Indenture shall be further amended by amending and restating the definition of “Credit Agreement” in its entirety as follows:
“Credit Agreement” means the Loan and Security Agreement, dated as of August 31, 2012, by and among the Issuer, the subsidiaries of the Issuer from time to time party thereto as “Borrowers”, the subsidiaries of the Issuer from time to time party thereto as “Guarantors”, the financial institutions party thereto as “Lenders,” and Bank of America, N.A., a national banking association, as agent for the Lenders, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, amended and restated, supplemented, increased, extended, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time.
(e)Section 1.01 of the Indenture shall be further amended by deleting in its entirety the final clause of the definition of “Disqualified Equity Interests” that begins with the words “provided, further, however” and continues until the end of such definition;
(f)Section 1.01 of the Indenture shall be further amended by deleting the word “Secured” from the definition of “Notes”;
(g)Section 1.01 of the Indenture shall be further amended by amending and restating the definition of “Restricted Subsidiary” in its entirety as follows:
“Restricted Subsidiary” means all Subsidiaries of the Issuer as of the date of the Second Supplemental Indenture.
(h)Section 1.01 of the Indenture shall be further amended by adding the following definition in the proper alphabetical order:
“Second Supplemental Indenture” means that certain Second Supplemental Indenture, dated as of [        ], 2013, among the Issuer, the Guarantors, the Trustee and the Noteholder Collateral Agent to this Indenture.
(i)the second paragraph of clause (a) of Section 5.01 of the Indenture shall be deleted in its entirety;
(j)clause (b) of Section 5.07 of the Indenture shall be amended by amending and restating the second sentence in its entirety as follows: “A conversion of Notes shall be deemed for these purposes to be “in connection with” such Fundamental Change of Control if the notice of conversion of the Notes is received by the Conversion Agent during the period from the Effective Date of the Fundamental Change of Control to Close of Business on the 29th Business Day after the related Fundamental Change of Control Purchase Date.”

(k)the occurrence of the events described in Sections 8.01(iv), (vii), (viii), (ix), (x), (xi) (with respect to Significant Subsidiaries only), (xii) (with respect to Significant Subsidiaries only) and (xiv) of the Indenture shall no longer constitute Defaults or Events of Default;
(l)Section 8.03 of the Indenture shall be amended by deleting the words “Subject to the terms, conditions, and provisions of the Intercreditor Agreement,” in their entirety and replacing them with the word “If”;
(m)clauses (ii)-(vii) of Section 10.03 of the Indenture shall be deleted in their entirety and any other conditions (other than Section 10.03(i)) limiting a legal defeasance or a covenant defeasance set forth in the Indenture or the Notes shall be deleted;
(n)clause (a) of Section 11.01 of the Indenture shall be amended by deleting all references to the Noteholder Collateral Agent;
(o)clause (a) of Section 11.01 of the Indenture shall be further amended by amending and restating sub-clause (iii) in its entirety as follows: “To provide for the assumption of the Issuer’s obligations in the cause of a merger;”
(p)clause (a) of Section 11.01 of the Indenture shall be further amended by deleting sub-clauses (viii)-(xi) in their entirety;
(q)clause (a) of Section 11.02 of the Indenture shall be amended by deleting all references to the Noteholder Collateral Agent;
(r)clause (i) of Section 13.05 of the Indenture shall be amended by deleting the words “provided, that Net Available Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 6.11 hereof;” in their entirety;
(s)clause (ii) of Section 13.05 of the Indenture shall be amended by deleting the words “sale or other disposition does not violate Section 6.11 hereof and the” in their entirety;
(t)clause (iii) of Section 13.05 of the Indenture shall be amended and restated in its entirety as follows: “If such Guarantor ceases to be a Restricted Subsidiary;”
(u)all definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in covenants or sections deleted hereby shall be deleted in their entirety, all references in the Indenture to deleted terms and provisions shall be deemed amended and modified to as nearly as possible preserve the original meaning of such references, while preserving the intent of this Supplemental Indenture, and all references to sections of the Indenture that are used exclusively in the text of the Indenture that are being otherwise eliminated by this Supplemental Indenture shall be deleted in their entirety.
Section 1.02    Amendments to Intercreditor Agreement and Security Documents. Effective as of the Effective Time, (a) the Intercreditor Agreement and the Security Documents are being amended and modified and (b) without further act by any Person, the Indenture shall be deemed to be amended and modified as necessary to implement such amendments and modifications to the Intercreditor Agreement and the Security Documents.
Section 1.03    Amendments to Notes. Effective as of the Effective Time, without further act by any Person, the Notes shall be deemed to be amended and modified to make all conforming changes necessary to reflect the amendments and modifications described in Sections 1.01 and 1.02 of this Supplemental Indenture.
Section 1.04    Further Amendments. From time to time after the Effective Time, upon request of the Issuer, the Trustee and the Noteholder Collateral Agent shall, and, if appropriate, shall cause all other appropriate Persons to, without further consideration other than reimbursement for reasonable costs and expenses, promptly execute, deliver and acknowledge all such further supplemental indentures, amendments, releases, terminations and other documents, agreements, certificates and instruments and do such further actions as may be required to more effectively evidence or effectuate the intent of this Supplemental Indenture and the amendments and modifications to the Indenture, the Notes, the Intercreditor Agreement and the Security Agreements as described in the Prospectus.
ARTICLE II
MISCELLANEOUS
Section 2.01    Instruments To Be Read Together. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read together.
Section 2.02    Confirmation. The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.
Section 2.03    Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Supplemental Indenture is executed, the provisions required by the Trust Indenture Act of 1939, as amended, shall control.
Section 2.04    Severability. If and to the extent that any provision in this Supplemental Indenture shall be held invalid, illegal or unenforceable, or any proposed amendment to the Indenture shall be held not to have been properly approved by all necessary Holders as required under the Indenture, the validity, legality, enforceability and approval of the remaining provisions shall not in any way be affected or impaired thereby, to the extent permitted by applicable law.
Section 2.05    Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 2.06    Governing Law. The laws of the State of New York shall govern this Supplemental Indenture.
Section 2.07    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 2.08    Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.
Section 2.9    Responsibility of Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.
Section 2.10    Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes effective may be affixed to, stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:
“Effective as of [        ], 2013, all Collateral securing the Notes has been released and certain restrictive covenants, Events of Default and other provisions of the Indenture have been deleted, as provided in the Supplemental Indenture, dated as of [        ], 2013. Reference is hereby made to such Supplemental Indenture, a copy of which is on file with the Trustee, for a description of the amendments made therein.”
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUER:

U.S. CONCRETE, INC.

By:
Name: Katherine I. Hargis
Title: Vice President, General Counsel &
          Corporate Secretary

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

  By:
      Name:
      Title:

NOTEHOLDER COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION,
as Noteholder Collateral Agent

  By:
      Name:
      Title:

Signature Page – Second Supplemental Indenture-9.5% Convertible Secured Notes due 20157

GUARANTORS:

ALBERTA INVESTMENTS, INC.

By:
Name: William J. Sandbrook
Title: Vice President

ALLIANCE HAULERS, INC.

By:
Name: William J. Sandbrook
Title: Vice President

AMERICAN CONCRETE PRODUCTS, INC.

By:
Name: Kevin Kohutek
Title: Treasurer

ATLAS REDI-MIX, LLC By: Name: William J. Sandbrook Title: Vice President ATLAS-TUCK CONCRETE, INC. By: Name: William J. Sandbrook Title: Vice President

Signature Page – Second Supplemental Indenture-9.5% Convertible Secured Notes due 20158

BEALL CONCRETE ENTERPRISES, LLC By: Name: William J. Sandbrook Title: Vice President
BEALL INDUSTRIES, INC. By: Name: William J. Sandbrook Title: Vice President

BEALL INVESTMENT CORPORATION, INC.

By:
Name: William J. Sandbrook
Title: Vice President

BEALL MANAGEMENT, INC.

By:
Name: William J. Sandbrook
Title: Vice President

BODE GRAVEL CO.

By:
Name: Katherine I. Hargis
Title: Vice President and Secretary

Signature Page – Second Supplemental Indenture-9.5% Convertible Secured Notes due 20159

BODE CONCRETE LLC

By: Central Concrete Supply Co., Inc., its sole member

By:
Name: Katherine I. Hargis
Title: Vice President and Secretary

BRECKENRIDGE READY MIX, INC.

By:
Name: William J. Sandbrook
Title: Vice President

CENTRAL CONCRETE SUPPLY CO., INC. By: Name: William J. Sandbrook Title: President

Signature Page – Second Supplemental Indenture-9.5% Convertible Secured Notes due 201510

CENTRAL PRECAST CONCRETE, INC.

By:
Name: Kevin Kohutek
Title: Treasurer

CONCRETE ACQUISITION IV, LLC

By:
Name: Kevin Kohutek
Title: Treasurer

CONCRETE ACQUISITION V, LLC

By:
Name: Kevin Kohutek
Title: Treasurer

CONCRETE ACQUISITION VI, LLC

By:
Name: Kevin Kohutek
Title: Treasurer

CONCRETE XXXIV ACQUISITION, INC.

By:
Name: Kevin Kohutek
Title: Treasurer

CONCRETE XXXV ACQUISITION, INC.

By:
Name: Kevin Kohutek
Title: Treasurer

CONCRETE XXXVI ACQUISITION, INC.

By:
Name: Kevin Kohutek
Title: Treasurer

Signature Page – Second Supplemental Indenture-9.5% Convertible Secured Notes due 201511

EASTERN CONCRETE MATERIALS, INC. By: Name: William Steele Title: Treasurer
INGRAM CONCRETE, LLC By: Name: William J. Sandbrook Title: President

Signature Page – Second Supplemental Indenture-9.5% Convertible Secured Notes due 201512

KURTZ GRAVEL COMPANY

By:
Name: Kevin Kohutek
Title: Treasurer

HAMBURG QUARRY LIMITED LIABILITY COMPANY

By:
Name: William J. Sandbrook
Title: Vice President

LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC

By:
Name: William Steele
Title: Treasurer

MASTER MIX, LLC

By:
Name: William Steele
Title: Treasurer

MASTER MIX CONCRETE, LLC

By:
Name: William Steele
Title: Treasurer

MG, LLC

By:
Name: William J. Sandbrook
Title: Vice President

NYC CONCRETE MATERIALS, LLC

By:
Name: William Steele
Title: Treasurer

Signature Page – Second Supplemental Indenture-9.5% Convertible Secured Notes due 201513

PEBBLE LANE ASSOCIATES, LLC By: Name: William Steele Title: Treasurer

REDI-MIX, LLC

By:
Name: William J. Sandbrook
Title: Vice President

REDI-MIX CONCRETE, L.P.

By:
Name: William J. Sandbrook
Title: Vice President

REDI-MIX GP, LLC

By:
Name: William J. Sandbrook
Title: Vice President

RIVERSIDE MATERIALS, LLC By: Name: William Steele Title: Treasurer

Signature Page – Second Supplemental Indenture-9.5% Convertible Secured Notes due 201514

SAN DIEGO PRECAST CONCRETE, INC. By: Name: William J. Sandbrook Title: Vice President SIERRA PRECAST, INC. By: Name: Kevin Kohutek Title: Treasurer
SMITH PRE-CAST, INC. By: Name: William J. Sandbrook Title: Vice President

Signature Page – Second Supplemental Indenture-9.5% Convertible Secured Notes due 201515

SUPERIOR CONCRETE MATERIALS, INC.

By:
Name: William J. Sandbrook
Title: Vice President

TITAN CONCRETE INDUSTRIES, INC.

By:
Name: William J. Sandbrook
Title: President

USC ATLANTIC, INC.

By:
Name: William Steele
Title: Treasurer

USC MANAGEMENT CO., LLC

By:
Name: Kevin Kohutek
Title: Treasurer

USC PAYROLL, INC.

By:
Name: Kevin Kohutek
Title: Treasurer

USC TECHNOLOGIES, INC. By: Name: Kevin Kohutek Title: Treasurer

Signature Page – Second Supplemental Indenture-9.5% Convertible Secured Notes due 201516

U.S. CONCRETE ON-SITE, INC. By: Name: Kevin Kohutek Title: Treasurer U.S. CONCRETE TEXAS HOLDINGS, INC. By: Name: William J. Sandbrook Title: President

Signature Page – Second Supplemental Indenture-9.5% Convertible Secured Notes due 201517